File No. 70-8749

                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                FORM U-1/POS AMC

                                   APPLICATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935



                               AGL RESOURCES INC.
                            ATLANTA GAS LIGHT COMPANY
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia  30308
             (Name of company or companies filing this statement and
                     address of principal executive offices)



                               AGL RESOURCES INC.
                            ATLANTA GAS LIGHT COMPANY
                         c/o James S. Thomas, Jr., Esq.
                            ATLANTA GAS LIGHT COMPANY
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia  30308
                           Telephone:  (404) 584-4000
                   (Names and addresses of agents for service)


                                   Copies to:

     James M. Cotter, Esq.                    Michael P. Graney, Esq.
     Simpson Thacher & Bartlett               Mark S. Tibberts, Esq.
     425 Lexington Avenue                     Simpson Thacher & Bartlett
     New York, New York  10017                1 Riverside Plaza, 9th Floor
     Telephone:  (212) 455-2000               Columbus, Ohio  43215
                                              Telephone:  (614) 461-7799

                 This Post-Effective Amendment No. 1 on Form U-1/POS AMC to the

Application on Form U-1, File No. 70-8749, of AGL Resources Inc. ("Holding

Company") and Atlanta Gas Light Company ("AGL") is being filed for the purpose of amending and restating Item 6 of the Application to the extent set forth below and filing the exhibits listed below.

                 In addition, pursuant to Rule U-24, Holding Company and AGL hereby certify that the transactions proposed in the Application on Form U-1,

as amended, were consummated on March 6, 1996 for the purposes represented in the Application and in accordance with the terms and conditions of the

Application and the order of the Commission with respect thereto, dated

March 5, 1996 (Release No. 35-26482).



Item 6.  Exhibits and Financial Statements.

         The following exhibits to the Application are being filed with this

Post-Effective Amendment No. 1:



NO.                        DESCRIPTION                METHOD OF FILING
__                         ___________                ________________

F-2                        "Past-tense" opinion of    Filed herewith
                           Long, Aldridge & Norman

F-2(a)                     "Past-tense" opinion of    Filed herewith
                           Spears, Moore, Rebman &
                           Williams

                                   SIGNATURES

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.


                             AGL RESOURCES, INC.



Date:  March 14, 1996        By:    /s/ David R. Jones
                                    ___________________________________________
                                                   David R. Jones
                                    President and Chief Executive Officer
                                    (Signature and printed name and title of
                                    signing officer)


                             ATLANTA GAS LIGHT COMPANY



Date:  March 14, 1996        By:    /s/ David R. Jones
                                    ___________________________________________
                                                   David R. Jones
                                    President and Chief Executive Officer
                                    (Signature and printed name and title of
                                    signing officer)